Exhibit 4.12

PUGET SOUND POWER & LIGHT COMPANY

TO

OLD COLONY TRUST COMPANY,

OF BOSTON,

                                                                     TRUSTEE.

Forty-Ninth Supplemental Indenture

Dated as of May 1, 1964

Relating to an issue of First Mortgage Bonds, 4 3/4 % Series

Due May 1, 1994

Supplemental to Indenture dated as of June 2, 1924,

as supplemented and modified

(NOT PART OF INDENTURE)

THIS FORTY-NINTH SUPPLEMENTAL INDENTURE, made as of the first day of May, 1964, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the “Company”), party of the first part, and OLD COLONY TRUST COMPANY, a corporation duly organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts and having its principal office in the City of Boston, in said Commonwealth (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY, a Massachusetts corporation (hereinafter sometimes called the “Predecessor Company”), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3 1/2 % Series due 1984, and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture) ; and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture dated as of December 1, 1954, a Forty-second Supplemental Indenture dated as of July 1, 1957, a Forty-third Supplemental Indenture dated as of May 1, 1958, a Forty-fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16,

1960 whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-seventh Supplemental Indenture dated as of February 1, 1961 and a Forty-eighth Supplemental Indenture dated as of November 1, 1963, both of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2 % Series due 1984, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8 % Series due 1988, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8 % Series due 1991, and the Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8 % Series due 1993, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 4 3/4 % Series due 1994 (hereinafter sometimes called “Bonds of the 1994 Series”), and has authorized an initial issue of Fifteen Million Dollars ($15,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company desires to execute and deliver this Forty-ninth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, and (c) adding to the Indenture other covenants and agreements to be hereafter observed by the Company; and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of, and the premium, if any, and interest on, the initial issue of Fifteen Million Dollars ($15,000,000) principal amount of Bonds of the 1994 Series, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture, a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Forty-ninth Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Power & Light Company, organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto Old Colony

Trust Company, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture, is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture, is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

LIST OF REAL ESTATE ACQUIRED BY PUGET SOUND POWER & LIGHT

COMPANY TO DATE, AND NOT HERETOFORE SPECIFICALLY DESCRIBED

IN ANY PRIOR SUPPLEMENTAL MORTGAGE

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			ISLAND COUNTY

31	33N*	2E*	That portion of Gov. Lot 12, described as follows: Beginning at a point N 88°18’10” W, 1039.40 feet and N 1°41’50” E, 20 feet from the NE corner of the James H. Mounts Donation Land Claim in Sec. 31 of said Township and Range; thence N 1°20’41” E, 100.62 feet to the true point of beginning; thence N 88°29’19” W, 100.00 feet; thence N 1°20’41” E, 25 feet; thence S 88°39’19” E, 100.00 feet; thence S 1°20’41” W, 25 feet to the true point of beginning.	Thomas Koetje and Orpha Koetje, his wife. Jan. 27, 1964	131	41

			JEFFERSON COUNTY

Lisenbeis Addition, according to the plat recorded in Vol. 1 of Plats, Page 50			Lots 5, 6, 7 and 8 in Block 110.	Floyd E. Logue and Helga M. Logue, his wife. Jan. 12, 1964	163	124

Pettygrove’s Second Add’n to Port Townsend, according to the plat recorded in Vol. 2, Page 17.			Lots 3, 4, 5 and 6 in Block 51.	Lillian M. Adams, as her separate estate. Jan. 13, 1964	163	124

			KING COUNTY

28	25	5E	The N 180 feet of NE 1/4 of NE 1/4 lying W of line parallel to E line of said Sec. 28 and 577.5 feet distant from said E line and lying E of 130th Ave. NE. EXCEPT portion for NE 24th Street.	Clarence E. Elford and Vivian E. Elford, his wife. July 24, 1963	4437	554

*	All numbers in the columns of the following tabulation under designation “Twp” indicate townships north of the Willamette Base Line, and the letters “E” and “W” in the column under the designation “Range” indicate ranges east or west, as the case may be, of the Willamette Meridian.

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
24	23	4E	That portion of the SW 1/4 of the NE 1/4, described as follows: Beginning at the SW corner of said SW 1/4; thence N 0°55’12” E, along the W side, 348.27 feet to the point of beginning of the tract of land herein described; thence N 77°29’12” E, 438.59 feet, to an intersection with the northerly margin of the Puget Sound Electric Railroad right of way; thence northeasterly along said northerly margin an arc distance of 274.18 feet to a point of tangency, the radial line of which bears S 12°30’48” E for a distance of 741.82 feet to the radial center; thence N 77°29’12” E along said northerly margin 672.76 feet to the easterly line of said SW 1/4; thence N 0°45’23” E along said E line 25.69 feet to the southerly margin of the Northern Pacific Railroad right of way; thence S 77°29’12” W, along said southerly margin 1118.28 feet to a point of curve, having a radius of 905.35 feet, the radial center of which bears S 12°30’48” E; thence southwesterly along said curve and south margin an arc distance of 261.61 feet to an intersection with the W line of said SW1/4; thence S 0°55’12” W 38.52 feet to the point of beginning. Also: that portion of the SW 1/4 of the NE 1/4 of said Section 24, described as follows: Beginning at the SW corner of said SW 1/4; thence N 0°55’12” E along the W line thereof, 5.59 feet to the N margin of State Road No. 5-1; thence N 67°00’08” E along said N margin 267.1 feet to the true point of beginning; thence continuing N 67°00’08” E 67.72 feet; thence N 19°24’16” E, 212.65 feet to the southeasterly margin of the P.S.E. Railroad right of way; thence SW along said SE margin to a point which bears N 19°24’16” E from the true point of beginning; thence S 19°24’16” W, 139.86 feet, to the true point of beginning.	M. W. Lotto, Marge Lotto, William J. O’Neil and Viola O’Neil, doing business as M. B. Investment Company. December 9, 1963 and Jan. 7, 1964	4491	319

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
33	24	6E	A strip of land 50 feet in width, being 25 feet on each side of the center line described as follows: Commencing at the NE corner of the NW 1/4 of the NW 1/4 of said Sec. 33; thence S 2°20’28” W, 28.02 feet along the E side of said subdivision to the true point of beginning; thence N 89°05’19” W 168.32 feet; thence S 76°06’31” W 273.98 feet; thence S 62°33’54” W 1020.33 feet, more or less, to a point on the W line of said NW 1/4 of the NW 1/ 4, said point lying S 2°19’25” W 589.36 feet, more or less, from the NW corner of said Section. For the purposes of this description the bearing of the N line of the NW 1/4 of the NW 1/4 of said Sec. 33 is S 88°47’47” E.	Silver Pacific Company Dec. 28, 1963	4495	356

10	22N	4E	That portion of the SW1/4 of the SW1/4 of Sec. 10, described as follows: Beginning at the SE corner of said subdivision; thence N 0°03’34” W along the easterly line thereof, 150 feet; thence S 88°38’20” W parallel with the southerly line of said subdivision, 440.05 feet; thence S 0°47’30” W 150.105 feet to the southerly line of said subdivision; thence N 88°38’20” E along said southerly line 442.30 feet to the true point of beginning. (Being known as Tract 25 and S 50 feet of Tract 26 of Richard’s Grand View Acre Tracts, according to the unrecorded plat).	Roy R. Dunning, who acquired title as R. R. Dunning and Vendella E. Dunning, his wife April 4, 1962	4260	351

10	22N	4E	That portion of the SW 1/4 of the SW1/4 of Sec. 10 described as follows: Commencing at intersection of S line of said Sec. 10 with E line of new Military Road as laid out and established, the true point of beginning; thence N on said E line 145.6 feet; thence N 88°48’30” E 430 feet; thence S 0°47’30” W 144.42 feet to the S line of Sec. 10; thence S 88°38’20” W on said Sec. line to place of beginning. (Being	William Arthur Witzke and Margaret Martha Witzke, his wife October 11, 1961	4202	148

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			known as tract 13, Richards Grand View Acre Tracts, an unrecorded plat.) ALSO: That portion of the SW1/4 of the SW1/4 of Sec. 10 described as follows; Commencing at the intersection of the S line of said Sec. 10 with E line of new Military Road, as laid out and established, thence N on said E line 145.6 feet to the true point of beginning; thence continuing N on said E line 100 feet; thence N 88°48’30” E 430 feet; thence S 0°47’30” W 100 feet; thence S 88°48’30” W 430 feet to the point of beginning. (Being known as tract 14, Richards Grand View Acre Tracts, an unrecorded plat.) EXCEPT the N 95 feet.

10	22N	4E	That portion of the SW1/4 of the SW1/4 of Sec. 10, described as follows: Beginning at the SW corner of said Sec. 10, and running thence N 88°38’20” E along the southerly line of said Sec. 10, a distance of 380.4 feet to the westerly line of New Military Road; thence N 0°47’30” E, along the westerly line of said New Military Road, 245.8 feet; thence S 88°48’30” W 383.7 feet to the W line of said Sec. 10; thence S along said W line 246.5 feet to the place of beginning. (Being known as Tracts 11 and 12, Richards Grand View Acre Tract, according to the unrecorded plat.)	Oral W. Petersen and Mary Petersen, his wife October 20, 1961	4212	629

Donation Land Claim of David A Neely, Designated as claim No. 37			The S 100 feet of that portion of the Donation Land Claim of David A. Neely, designated as claim No. 37, being parts of Secs. 10, 11, 14, & 15, Township 22 N, Range 4 E, described as follows: Beginning at the NE corner of said Donation Land Claim; thence S 2°23’10” W along the easterly line 794.91 feet to the SE corner of that tract conveyed to Mary I. Shea by deed dated April 18, 1899, recorded in Vol. 240 of Deeds, Pg. 6,	William Good and Elizabeth Ann Good, his wife April 18, 1962	4268	46

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			records of King County; thence N 88°34’50” W along the southerly line of said Mary I. Shea tract which line is parallel to the northerly line of said Donation Land Claim, to the easterly bank of the White River; thence northerly along said easterly bank of the White River to a point which is N 88°34’50” W from the NE corner of said Donation Land Claim; thence S 88°34’50” E to the point of beginning. ALSO: that portion of said Donation Land Claim of David A. Neely, described as follows: Commencing at a point on the easterly line of said Donation Land Claim, 694.91 feet from the NE corner of said Claim; thence N 2°23’10” E along said easterly line 121.76 feet; thence S 83°53’33” W 950.29 feet to a point that lies N 88°34’50” W 940.00 feet from the point of beginning; thence S 88°34’50” E 940.00 feet to the point of beginning.

Donation Land Claim of David A Neely, designated as claim No. 37			That portion of the Donation Land Claim of David A Neely, designated as Claim No. 37, being parts of Sections 10, 11, 14 & 15, township 22 N, Range 4 E, described as follows: Commencing at the NE corner of said D. A. Neely Donation Land Claim; thence S 2º23’10”, W along the easterly line 794.91 feet to the point of beginning, and the SE corner of the tract of land conveyed to Mary I. Shea by deed dated April 18, 1899, recorded in volume 240 of deeds, page 6, records of said county; thence N 88°34’50” W along the S line of said Mary I. Shea tract which is parallel to the N boundary of said Donation Land Claim to the easterly bank of the White River; thence southerly along the easterly bank of said river to a point that is 50.00 feet southerly and perpendicular to the south line of Mary I. Shea tract; thence S 88°34’50”	Arthur L. Lee and Gladys E. Lee, his wife June 1, 1962	4284	211

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
			E to a point that is S 2°23’10” W 50.00 feet from the point of beginning; thence N 2°23’10” E 50.00 feet to the point of beginning, EXCEPT that portion of County Road No. 8, also known as The Russell Road.

11	22N	4E	That portion of the SW 1/4 of the SE 1/4 of Sec. 11, described as follows: Beginning at the S quarter corner of said Sec. 11; thence E along the S line of said Sec. to the SE corner of said subdivision; thence N along the E line of said subdivision 500 feet; thence in a southwesterly direction to a point on the westerly line of said subdivision, distant 280 feet from the true point of beginning; thence S along the W line of said subdivision 280 feet to the true point of beginning.	Martha Bevaart, as her separate property September 25, 1961	4198	505

11	22N	4E	The N 160 feet of that portion of the S 1/2 of the SE 1/4 of the SE 1/4 of sec. 11, lying S of a line which begins at a point on the E line of said subdivision, distant southerly 159 feet from the NE corner thereof, and runs thence westerly, parallel with the N line of said subdivision, to the west line thereof, EXCEPT portion thereof within Secondary State Highway No. 5-M, and EXCEPT right of ways for ditches condemned by Drainage District No. 1, in King County Superior Court Cause No. 32913. ALSO: The N 159 feet, as measured along the W line of Highway, of portion of the S1/2 of the SE1/4 of the SE 1/4 of Sec. 11, lying west of Secondary State Highway No. 5-M, EXCEPT the E 543 feet thereof, measured along the N line, and EXCEPT right of ways for ditches condemned by Drainage District No. 1, in King County Superior Court Cause No. 32913.	Verle W. Miner and Lucille J. Miner, his wife October 2, 1961	4212	631

KING COUNTY—Continued

Sec.	Twp.	Range			Deed Records
(or plat name)			Description	Deed From	Vol.	Page
11	22N	4E	That portion of the SE1/4 of the SW1/4 of Sec. 11, lying southerly of the following described line: Beginning at a point on the E line of said subdivision northerly 280 feet from the SE corner thereof; thence southwesterly to a point on the E line of the D. A. Neely Donation Land Claim No. 37, northerly 155 feet from the S line of said Sec. 11, and the terminus of said line.	Jake J. Breimer and Trina Breimer his wife September 30, 1961	4198	506

12	22N	4E	The N 150 feet of the S 490 feet of that portion of the SW1/4 of the SW1/4 of Sec. 12, lying easterly of the plat of Ross Fair Addition (Corrected) according to plat recorded in volume 44 of plats, page 82. ALSO: The N 150 feet of Lot 12, Block 3, Ross Fair Addition (Corrected) according to plat recorded in volume 44 of plats, page 82.	George Horath and Ann Horath his wife February 3, 1962	4240	502

12	22N	4E	That portion of the SE1/4 of the SW1/4 of Sec. 12, lying westerly of the Puget Sound Power & Light Company Right-of-way; EXCEPT the S 340 feet thereof.	Fletcher R. Johnson, husband of Theckla Johnson, as his separate estate September 21, 1961.	4198	507

			SKAGIT COUNTY

13	35	8E	Portion of the E 1/2 of the SE 1/4, described as follows: Beginning at the intersection of the northerly line of lateral Highway No. 3, as condemned by decree entered in the Superior Court for Skagit County, Cause No. 13685 on May 27, 1931, running in a general easterly and westerly direction through said subdivision, and a line which is parallel with and distant, when measured at right angles, 200 feet W of the E line of said SE 1/4; thence N along said parallel line 200 feet; thence E 200 feet to the E line of said SE 1/4; thence S along said E line to the northerly line of said highway; thence westerly along said northerly line to the place of beginning.	Olaf Karlsson and Agnes Karlsson, his wife Jan. 23, 1964	3350	726

TO HAVE AND TO HOLD all and singular the said rights, privileges, easements, licenses and franchises and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds and interest obligations issued and to be issued under and secured by the Indenture, and to secure the payment of such Bonds and the interest thereon, in accordance with the provisions of said Bonds and of the Indenture, without priority or distinction as to lien or otherwise of any Bonds over any other Bonds so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by the Indenture, as if all said Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Indenture, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in the Indenture set forth; it being hereby agreed as follows, to wit:

ARTICLE ONE.

Bonds of the 1994 Series and Certain Provisions

Relating Thereto.

SECTION 1.01. A. Terms of Bonds of the 1994 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 4 3/4 % Series due 1994”, (herein referred to as the “Bonds of the 1994 Series”). The aggregate principal amount of the Bonds of the 1994 Series shall not be limited, except as provided in Section 3.01 and in Article Five of the Indenture, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the 1994 Series shall be coupon Bonds of the denomination of $1,000, registerable as to principal, and registered Bonds without coupons of the denominations of $1,000 or any multiple thereof.

The coupon Bonds of the 1994 Series shall be dated as of May 1, 1964, which date shall be the date of the commencement of the first interest period for all Bonds of the 1994 Series, and the registered Bonds of the 1994 Series without coupons shall be dated as provided in Section 3.05 of the Indenture. All Bonds of the 1994 Series shall mature May 1, 1994, and shall bear interest at the rate of 4 3/4 % per annum until the payment of the principal thereof, such interest to be payable semi-annually on May 1 and November 1 in each year. The principal of, and the premium, if any, and interest on, the Bonds of the 1994 Series shall be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee in the City of Boston, Massachusetts, or of its successor in trust, or, at the option of the holders of the Bonds of the 1994 Series, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

The definitive Bonds of the 1994 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

As permitted by the provisions of Section 3.10 of the Indenture and upon payment at the option of the Company of the charges provided in Section 3.11 of the Indenture, registered Bonds of the 1994 Series without coupons may be exchanged for a new registered Bond or Bonds of different authorized denominations of like aggregate principal amount or for a like aggregate principal amount of coupon Bonds of said series, with coupons attached representing interest from the last interest payment date to which interest has been paid on the registered Bonds surrendered in exchange, or both, and coupon Bonds of the 1994 Series may be exchanged for a like aggregate principal amount of registered Bonds of the said series without coupons of the same or a different authorized denomination or denominations.

The Trustee hereunder shall, by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of, and premium, if any, and interest on, the Bonds of the 1994 Series and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 1994 Series.

B. Forms of Bonds of the 1994 Series. The coupon Bonds of the 1994 Series, the interest coupons to be attached thereto, the registered Bonds of said series, and the Trustee’s authentication certificate to be executed on all of the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF COUPON BOND OF THE 1994 SERIES]

NO. M	$1,000

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the State of Washington

FIRST MORTGAGE BOND, 4 3/4 % SERIES DUE 1994

DUE MAY 1, 1994

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Washington (hereinafter called the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer, or, if this bond be registered, to the registered owner hereof, the sum of One Thousand Dollars ($1,000) on May 1, 1994, or earlier as hereinafter provided, with interest thereon from May 1, 1964, at the rate of 4 3/4 % per annum, payable semi-annually on the first days of May and November in each year until payment of the principal hereof but, as to interest due at or prior to maturity, only upon surrender of the appropriate coupons attached hereto as they severally become due.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company, Boston, Massachusetts, or of its successor in trust, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Forty-ninth Supplemental Indenture dated as of May 1, 1964, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

This bond is to be treated as negotiable, subject to the requirements for registration as to principal hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price” (provided, however, that such right of redemption prior to May 1, 1969 shall be limited as provided in said Forty-ninth Supplemental Indenture), and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture, and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning May 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning May 1	Regular Redemption Price %	Special Redemption Price %
1964	104.75	100.00	1979	102.30	100.00
1965	104.59	100.00	1980	102.13	100.00
1966	104.43	100.00	1981	101.97	100.00
1967	104.26	100.00	1982	101.81	100.00
1968	104.10	100.00	1983	101.64	100.00
1969	103.94	100.00	1984	101.48	100.00
1970	103.77	100.00	1985	101.32	100.00
1971	103.61	100.00	1986	101.15	100.00
1972	103.44	100.00	1987	100.99	100.00
1973	103.28	100.00	1988	100.82	100.00
1974	103.12	100.00	1989	100.66	100.00
1975	102.95	100.00	1990	100.50	100.00
1976	102.79	100.00	1991	100.33	100.00
1977	102.63	100.00	1992	100.17	100.00
1978	102.46	100.00	1993	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series called for redemption) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper (printed in the English language and customarily published at least five days a week, excluding legal holidays) of general circulation in the City of Boston, Massachusetts, and in newspapers (similarly printed and published) of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond is duly designated for redemption, if payment of the principal hereof, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond, with all appropriate coupons, is either singly, or together with other coupon bonds of the same series as this bond, exchangeable at the option of the holder, upon surrender thereof in bearer form and upon payment of a reasonable charge, but subject to the terms, conditions and limitations expressed in said Indenture, for a registered bond or bonds without coupons of the same series as this bond, and of the same aggregate principal amount of any denomination or denominations authorized by the Indenture.

This bond shall pass by delivery except while registered as to principal.

This bond, but not its coupons, may from time to time be registered as to principal at the option of the holder on the books of the Company at the principal corporate trust office of the Trustee, and if so registered shall pass only by transfer on such books, unless such transfer shall have been made and registered to bearer, in which case it shall again pass by delivery until again registered. Registration shall not affect the negotiability of the coupons, which shall continue to be transferable by delivery, and the payment of any coupon to the bearer thereof shall be a discharge of the Company in respect of the interest therein mentioned.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by the facsimile of the signature of its President or one of its Vice Presidents and by the facsimile of the signature of its Treasurer or an Assistant Treasurer or its Secretary, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, and has likewise caused the annexed coupons to be authenticated by a facsimile of the signature of its Treasurer, all as of the first day of May, 1964.

PUGET SOUND POWER & LIGHT COMPANY,

By
President

And by
Treasurer

[GENERAL FORM OF INTEREST COUPON APPURTENANT TO

COUPON BONDS OF THE 1994 SERIES]

$23.75	No.

On                                         , 19     upon surrender hereof, unless the bond mentioned below shall previously have become due and payable and payment shall have been duly provided therefor, PUGET SOUND POWER & LIGHT COMPANY will pay to the bearer at the principal corporate trust office of Old Colony Trust Company, in the City of Boston, Massachusetts, or of its successor in trust, or, at the option of the holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington, the amount shown hereon above, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, being six months’ interest then due on its First Mortgage Bond, 4 3/4 % Series due 1994 No. M                    .

Treasurer.

[FORM OF REGISTRATION]

NOTICE: No writing below except by a Bond Registrar.

Date of Registration	Name of Registered Owner	Signature of Bond Registrar

[FORM OF REGISTERED BOND OF THE 1994 SERIES WITHOUT COUPONS]

No. R	$

PUGET SOUND POWER & LIGHT COMPANY

Incorporated under the Laws of the State of Washington

FIRST MORTGAGE BOND, 4 3/4 % SERIES DUE 1994

DUE MAY 1, 1994

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Washington (hereinafter called the “Company” which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                                          or registered assigns, the sum of                      Dollars ($             ) on May 1, 1994, or earlier as hereinafter provided, and to pay to said payee, or registered assigns, interest hereon from the date hereof at the rate of 4 3/4 % per annum, payable semi-annually on the first days of May and November in each year until payment of the principal hereof.

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of Old Colony Trust Company,

Boston, Massachusetts, or of its successor in trust, or, at the option of the registered holder hereof, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, or in the City of Seattle, State of Washington.

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Forty-ninth Supplemental Indenture dated as of May 1, 1964, relating, among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”) reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price” (provided, however, that such right of redemption prior to May 1, 1969 shall be limited as provided in said Forty-ninth Supplemental Indenture), and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning May 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning May 1	Regular Redemption Price %	Special Redemption Price %
1964	104.75	100.00	1979	102.30	100.00
1965	104.59	100.00	1980	102.13	100.00
1966	104.43	100.00	1981	101.97	100.00
1967	104.26	100.00	1982	101.81	100.00
1968	104.10	100.00	1983	101.64	100.00
1969	103.94	100.00	1984	101.48	100.00
1970	103.77	100.00	1985	101.32	100.00
1971	103.61	100.00	1986	101.15	100.00
1972	103.44	100.00	1987	100.99	100.00
1973	103.28	100.00	1988	100.82	100.00
1974	103.12	100.00	1989	100.66	100.00
1975	102.95	100.00	1990	100.50	100.00
1976	102.79	100.00	1991	100.33	100.00
1977	102.63	100.00	1992	100.17	100.00
1978	102.46	100.00	1993	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless notice is waived by the holders of all the bonds of this series called for redemption) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper (printed in the English language and customarily published at least five days a week, excluding legal holidays) of general circulation in the City of Boston, Massachusetts, and in newspapers (similarly printed and published) of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication; all as more fully provided in the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, provided for or waived, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (h) upon surrender of this bond in exchange for a bond or bonds, in either registered or coupon form (but only of authorized denominations of the same series), for the unredeemed balance of the principal amount of this bond.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may become or be declared due and payable before maturity as provided in said Indenture.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose,

at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations or coupon bonds of the same series of the denomination of One Thousand Dollars, bearing coupons representing interest from the last interest payment date to which interest has been paid on this bond, or both such registered bonds and coupon bonds, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

Payment of interest by the Company to the registered holder of this bond will be a discharge of the Company with respect to such interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by the facsimile of the signature of its President or one of its Vice Presidents and by the facsimile of the signature of its Treasurer or an Assistant Treasurer or its Secretary, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed, all as of

PUGET SOUND POWER & LIGHT COMPANY,

By
President

And by
Treasurer

[FORM OF ASSIGNMENT]

For value received the undersigned hereby sells, assigns, and transfer

Please Insert Social Security or Other Identifying Number of Assignee
unto		the within bond,

and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed By:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF STAMP TAX LEGEND FOR ALL BONDS OF THE 1994 SERIES]

United States Documentary Tax stamps required by law have been affixed to the within mentioned Indenture and duly cancelled.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE FOR ALL BONDS]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

OLD COLONY TRUST COMPANY,

Trustee,

By
Authorized Officer

SECTION 1.02. Redemption Provisions for Bonds of the 1994 Series. The Bonds of the 1994 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

(a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the forms of the Bonds of the 1994 Series set forth in Section 1.01 hereof, provided, however, that no such redemption shall be made prior to May 1, 1969 (except in connection with any consolidation, merger, or transfer or sale of all or substantially all of the properties of the Company), directly or indirectly, from the proceeds of or in anticipation of the issuance of any indebtedness by or for the account of the Company having an effective interest cost (calculated after adjustment, in accordance with generally accepted financial practice, for any premium received or discount granted in connection with such issuance) of less than the effective interest cost to the Company of the Bonds of the 1994 Series; or

(b) upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Special Redemption Price” in the tabulation in the forms of the Bonds of the 1994 Series set forth in Section 1.01 hereof

(i) through the application of cash deposited with the Trustee for the sinking and improvement fund for the Bonds of said series provided for in Section 1.03 hereof, or

(ii) for use as a basis for credit, as provided in said Section 1.03, against the sinking and improvement fund payment for the Bonds of said series due not more than 12 months subsequent to the date fixed for such redemption, or

(iii) through the application of cash deposited with the Trustee for the depreciation fund provided for in Section 1.04 hereof; or

(iv) through the application of any trust moneys representing the proceeds of property taken, recaptured or sold in any transaction to which the provisions of Section 7.04 of the Indenture are applicable, together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice (unless such notice is waived by the holders of all bonds of such series called for redemption) given by publication at least once each week for three successive calendar weeks, the first publication to be not less than thirty days nor more than ninety days prior to the date fixed for redemption, in a newspaper (printed in the English language and customarily published at least five days a week, excluding legal holidays) of general circulation in the City of Boston, Massachusetts, and in newspapers (similarly printed and published) of general circulation in the Borough of Manhattan, City and State of New York and in the City of Seattle, State of Washington, respectively; provided that if all of the bonds of this series at the time outstanding shall be registered bonds without coupons and/or coupon bonds registered as to principal, such notice may be given by registered mail in lieu of such publication.

SECTION 1.03. Sinking and Improvement Fund for Bonds of the 1994 Series. As a sinking and improvement fund for the benefit of the holders of the Bonds of the 1994 Series, the Company covenants that it will, subject to the provisions in this Section hereinafter set forth, annually on or before April 30 in each year, beginning with 1966 and continuing to and including April 30, 1993, pay to the Trustee in cash, an amount equal to the excess, if any, over the sum of the credits shown by the annual certificate hereinafter in this Section provided for, of an amount equal to the lowest multiple of $1,000 which equals or exceeds 1% of the aggregate principal amount of Bonds of the 1994 Series outstanding on the March 1 next preceding such April 30.

The payments and the dates upon which payments are required for the sinking and improvement fund as above provided are in this Section 1.03 and in the annual certificate hereinafter provided for referred to as “sinking and improvement fund payments” and “sinking and improvement fund payment dates”, respectively.

The Company shall file with the Trustee at least 45 days preceding any sinking and improvement fund payment date an officers’ certificate (herein referred to as an “annual sinking and improvement fund certificate”), substantially in the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED

ANNUAL SINKING AND IMPROVEMENT FUND CERTIFICATE

(Bonds of the 1994 Series)

The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking and improvement fund contained in Section 1.03 of the Forty-ninth Supplemental Indenture to the above mentioned Mortgage, do hereby certify as follows:

1. The amount of the sinking and improvement fund payment due on April 30, 19 (here there should be specified the April 30 next succeeding the date of filing of the certificate) computed as provided in Section 1.03 of said Supplemental Indenture (but before deduction of credits) is                                          $

2. The credits, if any, which the Company elects to take against said sinking and improvement fund payment are as follows:

(i) Bonds of the 1994 Series delivered or to be delivered to the Trustee concurrently herewith, or not later than the date specified in Item 1 above, of a principal amount equal to                                          $

(Here specify Bonds delivered or to be delivered.)

(ii) Bonds of the 1994 Series (or Bond credits therefor) which have been redeemed not more than 12 months preceding the date specified in Item 1 above, at the Special Redemption Price provided for in, and pursuant to the provisions of, subparagraph (ii) of Clause (b) of Section 1.02 of the Forty-ninth Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iii) Bonds of the 1994 Series (or Bond credits therefor) redeemed at any time prior to the date specified in Item 1 above at the Regular Redemption Price provided for in Clause (a) of Section 1.02 of the Forty-ninth Supplemental Indenture, of a principal amount equal to                                          $

(Here specify Bonds redeemed or Bond credits therefor.)

(iv) Unfunded net additions shown by net property additions applications heretofore or concurrently herewith filed with the Trustee, equal to $                                        , to the extent of 60% of said amount, i.e                                          $

Total credits pursuant to Item 2                                          $

3. (To be included only if credit is taken pursuant to Clause (i) of Item 2.) All Bonds delivered or to be delivered to the Trustee as stated in Clause (i) of Item 2 above have been bona fide issued and delivered to persons other than affiliates of the Company, and have been reacquired by the Company.

4. (This statement need be included only if credit is taken pursuant to Item 2.) None of the Bonds or Bond credits which are made the basis of a credit pursuant to Clauses (i), (ii) and (iii) of Item 2 above has been funded, and no net additions made the basis of a credit pursuant to Clause (iv) of Item 2 above have been funded, or, if funded, they have become unfunded pursuant to the provisions of the last two paragraphs of Section 1.35 of the Fortieth Supplemental Indenture, or (in the case of Bonds or Bond credits) such Bonds or Bond credits have been reinstated as provided in Section Four of Article II of Part I of said Fortieth Supplemental Indenture, or in Section 2.03 of said Fortieth Supplemental Indenture.

5. The balance, if any, of the above-mentioned sinking and improvement fund payment to be paid by the Company in cash, namely, the amount set forth in Item 1 hereof, minus the total credits set forth in Item 2 hereof, is                                          $

[Here insert statements as to compliance with conditions precedent as required by Section 2.04 of the Fortieth Supplemental Indenture ]

Dated:

President

Treasurer of
PUGET SOUND POWER & LIGHT COMPANY”

All Bonds of the 1994 Series delivered to the Trustee and credited against any sinking and improvement fund payment and all Bonds of the 1994 Series redeemed by operation of the sinking and improvement fund or the redemption of which has been made the basis of a credit against any sinking and improvement fund payment or Bond credits therefor, and all net additions made the basis of a credit against any sinking and improvement fund payment, shall be deemed to be thereupon funded, but only so long as any Bonds of the 1994 Series are outstanding. All Bonds of the 1994 Series so delivered or redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

Forthwith after the filing of the annual sinking and improvement fund certificate preceding each sinking and improvement fund payment date on which the Company will, as shown by said certificate, be required to make to the Trustee a payment in cash for the sinking and improvement fund, the Trustee shall proceed to select for redemption, in the manner provided in Article Ten of the Indenture, a principal amount of Bonds of the 1994 Series equal to the amount of such cash payment and, in the name of the Company, shall give notice as required by the provisions of Section 1.02 hereof and Article Ten of the Indenture of the redemption for the sinking and improvement fund, at the principal amount thereof, on the then next ensuing May 1, of the Bonds so selected. On or before the sinking and improvement fund payment date next preceding such May 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, and premium, if any, payable, on Bonds of the 1994 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds. The Company shall also deliver to the Trustee with the filing of any annual sinking and improvement fund certificate, or not later than the next succeeding sinking and improvement fund payment date, any Bonds of the 1994 Series specified in said Clause (i) of Item 2 in such certificate.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the 1994 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the Trustee an amount equal to the cost of giving notice of redemption of Bonds of the 1994 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

SECTION 1.04. Depreciation Fund. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental Indenture, the Company hereby covenants that, so long as any of the Bonds of the 1994 Series shall remain outstanding, (a) the covenants made by the Company in Section Four of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section Four or in Section 2.03 of the Indenture.

SECTION 1.05. Restriction on Payment of Dividends on Common Stock. Notwithstanding the provisions of Section 1.08 of the Forty-fourth Supplemental Indenture, the Company hereby covenants that the covenants made by the Company in Section 1.05 of the Forty-fourth Supplemental Indenture shall continue in full force and effect so long as any of the Bonds of the 1994 Series shall remain outstanding.

SECTION 1.06. Minimum Provision for Depreciation. The Company hereby covenants that the term “minimum provision for depreciation” shall have the meaning specified in Section 1.32 of the Indenture so long as any of the Bonds of the 1994 Series shall remain outstanding.

SECTION 1.07. Duration of Effectiveness of Article One. This Article shall be in force and effect only so long as any of the Bonds of the 1994 Series are outstanding.

ARTICLE TWO.

Principal Amount Presently To Be Outstanding.

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture, will be One Hundred Twenty-five Million Dollars ($125,000,000), namely, Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2 % Series due 1984, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8 % Series due 1988, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8%

Series due 1991 and Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/ 8% Series due 1993 now issued and outstanding and Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4 % Series due 1994 to be authenticated and delivered pursuant to Section 2.02 of this Forty-ninth Supplemental Indenture. Additional Bonds of the 1984 Series, the 1988 Series, the 1991 Series, the 1993 Series, the 1994 Series and of any other series established after the execution and delivery of this Forty-ninth Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02. Bonds of the 1994 Series in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) may forthwith, upon the execution and delivery of this Forty-ninth Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE

Miscellaneous.

SECTION 3.01. This Forty-ninth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Bonds of the 1994 Series to the same extent as if specifically set forth herein. All terms used in this Forty-ninth Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 3.02. All recitals in this Forty-ninth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 3.03. The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of this Forty-

ninth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted, so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04. This Forty-ninth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.05. Although this Forty-ninth Supplemental Indenture is dated for convenience and for the purpose of reference as of May 1, 1964, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

IN WITNESS WHEREOF, Puget Sound Power & Light Company has caused this Forty-ninth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and Old Colony Trust Company in token of its acceptance of the trust hereby created has caused this Forty-ninth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries,

all on the          and 13th days of May, 1964, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

By
President.
Attest:

Secretary.
OLD COLONY TRUST COMPANY

		By	/s/ J.J. Walsh
Vice President.

Attest:	/s/ F.C. Goodwin
Assistant Secretary.

STATE OF WASHINGTON COUNTY OF KING	}	SS.:

RALPH M. DAVIS and C. B. SCHOEGGL, being duly sworn each for himself on oath deposes and says that he, the said RALPH M. DAVIS is and at the time of the execution of the foregoing Supplemental Indenture was the President of PUGET SOUND POWER & LIGHT COMPANY, a corporation and the mortgagor therein named, and the same person who as such President executed said Supplemental Indenture in behalf of said corporation; and that he, that C. B. SCHOEGGL is and at the time of the execution of said Supplemental Indenture was the Secretary of said corporation, the said mortgagor, and the same person who as such Secretary attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder, delay or defraud creditors or any creditor of said corporation.

Subscribed and sworn to before me this      day of May, 1964.

Notary Public in and for the
State of Washington.
Residing at

STATE OF WASHINGTON COUNTY OF KING	}	SS.:

On this      day of May, 1964, before me personally appeared RALPH M. DAVIS and C. B. SCHOEGGL to me known to be the President and the Secretary, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public in and for the
State of Washington.
Residing at

STATE OF WASHINGTON COUNTY OF KING	}	SS.:

On this 13th day of May, 1964, before me personally appeared J. J. WALSH and F. C. GOODWIN, to me known to be a Vice President and an Assistant Secretary, respectively, of OLD COLONY TRUST COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ William D. Harrington
WILLIAM D. HARRINGTON
Notary Public, State of New York
No. 30-1682400
Qualified in Nassau County
Cert. filed in New York County
Commission Expires March 30, 1965

TO COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record as real estate mortgage and file and index as chattel mortgage.

OLD COLONY TRUST COMPANY, Trustee

/S/ F.C. Goodwin
Assistant Secretary.